Exhibit (p)(10)

Prudential’s Code of Conduct MAKING THE RIGHT CHOICES Global Business Ethics & Integrity 751 Broad Street, Newark, New Jersey 07102, USA (800) 752-7024 Prudential Financial, Inc. of the United States is not affiliated with Prudential plc which is headquartered in the United Kingdom.

TABLE OF CONTENTS 1 Chairman’s Message 2 Our Values 3 Principles of Our Code of Conduct 3 Making the Right Choices 4 What Everyone Should Do 4 What Managers of People Do 5 Ethical Filters for Decision Making 6 How to Raise an Ethical Concern 6 Financial Reporting Concerns 6 Prudential’s Policy Against Retaliation 7 Prudential Principles and Corporate Policy Essentials 8 Acting Ethically 10 Complying With Laws and Regulations 12 Treating Employees Fairly 14 Dealing With Customers and External Parties 16 Managing Risk 18 Protecting Prudential Proprietary Information and Assets 20 Our Expectations 21 Contact Information

CHAIRMAN’S MESSAGE “No business objective will ever be more important than being true to the values and principles that are the foundation of our company.” Everyone associated with Prudential must be diligent about doing business the right way. Prudential has just one brand and one reputation. It is up to everyone associated with Prudential to be certain that their words, actions and business practices consistently enhance both. Living up to high ethical standards means doing more than just what the law requires, and often, more than customers expect or ask. We must each demonstrate a strong moral compass to maintain the trust and confidence of all those who interact with Prudential, including regulators, shareholders, customers, business partners, employees and sales associates. Prudential’s Code of Conduct – Making the Right Choices – reflects Prudential’s values and clarifies Prudential’s expectations of acceptable behavior. It also serves as the basis for Prudential’s internal policies. I urge everyone associated with Prudential to rely on Making the Right Choices as a resource to understand our expectations. In addition to Making the Right Choices, there are multiple other avenues to get answers to questions, seek advice, or raise concerns: Prudential’s management, human resources department, compliance and/or legal department, business ethics contact and Global Business Ethics & Integrity organization. For over 140 years, Prudential has been committed to helping customers achieve financial security and peace of mind. Millions of people around the world trust us to fulfill this promise. Only by doing business the right way, every day, can we continue to be worthy of their trust. Thank you for your continued support and commitment to always making the right choices. John Strangfeld CHAIRMAN AND CEO PRUDENTIAL FINANCIAL Making the Right Choices Prudential’s Code of Conduct | 1

OUR VALUES How we work is as important as what we do. Our core values guide us in our work every day to help our customers achieve financial prosperity and peace of mind. We strive at all times to distinguish Prudential as an admired global financial services leader and a trusted brand that is differentiated by top talent and delivery of innovative solutions for customers at all stages of life. Worthy of Trust We keep our promises and are committed to doing business the right way. Our company has flourished because we have earned people’s trust. We safeguard our customers’ interests. We comply with applicable laws and regulations. Customer Focused We provide quality products and services that meet our customers’ needs. We earn the loyalty of our customers by offering value that satisfies their needs. We do business with partners and vendors who respect our values, who conduct themselves in a manner consistent with the principles expressed in our Code of Conduct, and who are ethical leaders in their industries. Respect for Each Other We are inclusive and collaborative, and individuals with diverse backgrounds and talents can contribute and grow. We work together to build relationships based on mutual respect. We listen actively, speak honestly and act fairly. We reward our employees and sales associates for conducting business with integrity. Winning With Integrity We are passionate about becoming the unrivaled industry leader by achieving superior results for our customers, shareholders and communities. We set challenging targets and continuously improve to win. We create long-term shareholder value by taking intelligent risks and behaving with integrity, while exceeding the competition. 2 | Making the Right Choices Prudential’s Code of Conduct

Principles of Our Code of Conduct Our core values drive our behaviors, and are central to every aspect of our Code of Conduct. We operate according to certain principles in furtherance of our business and we expect everyone associated with Prudential to do the same. These principles are the foundation for the policies under which Prudential operates every day: Acting Ethically Act with integrity and make decisions based on high ethical standards. Complying With Laws and Regulations Understand and honor the letter and spirit of the laws and regulations that apply to Prudential’s businesses. Treating Employees Fairly Foster a fair, professional and collaborative work environment. Dealing With Customers and External Parties Instill and maintain trust in dealings with Prudential and its customers, employees, sales associates, shareholders and partners. Managing Risk Understand that managing risk is Prudential’s business and the responsibility of everyone associated with Prudential. Protecting Prudential Proprietary Information and Assets Understand that protecting information and assets is critical in meeting Prudential’s obligation to its customers, employees, sales associates and shareholders. Making the Right Choices At Prudential, we are committed to doing business the right way to continually earn the trust of Prudential’s customers and the marketplace. Making the Right Choices will help everyone working for or on behalf of Prudential, to understand our expectations and to conduct Prudential business in a way that is consistent with the company’s values and policies. Making the Right Choices is a guide to assist in making ethical decisions. While not intended to address every issue that may arise in the conduct of Prudential’s business, Making the Right Choices provides a framework and structure to guide business decisions and to meet the company’s ethical standards. Making the Right Choices is intended to communicate Prudential’s expectations to everyone associated with Prudential. Prudential also has policies that apply to the actions of employees and non-employees alike, such as contractors, agents, vendors, family members of employees, sales associates, Prudential board members and board members of affiliated companies. Everyone associated with Prudential is expected to conduct themselves in accordance with those expectations. Making the Right Choices applies to the extent permissible under the laws and/or regulations of the countries where we do business or where business is conducted by others on our behalf. If any portion of Making the Right Choices is inconsistent with any law and/or regulation, such law and/or regulation shall prevail. Reference to “regulations” in Making the Right Choices includes laws, codes and other similar requirements. Employees and sales associates should contact their compliance and/or legal contacts for further information. Making the Right Choices, like all Prudential’s policies, is not intended to constitute or create a contract of any type between Prudential and its employees, sales associates or anyone else providing services to or acting on behalf of Prudential. Making the Right Choices Prudential’s Code of Conduct | 3

What Everyone Should Do One reason that Prudential is successful and respected globally is that its employees, sales associates and others associated with Prudential understand their responsibilities and support Prudential’s commitment to business integrity. Therefore, when doing business with or on behalf of Prudential, they must: Act with integrity and lead with a strong moral compass in business dealings. Understand Prudential’s values and Code of Conduct. The values and behaviors summarized in Making the Right Choices are an important guide in making ethical decisions in work-related situations. Ask questions about policies that are not fully understood. Know all of the policies that apply to their work for Prudential. There may be policies that are essential to the performance of work at Prudential that are not referenced in the Code of Conduct. Ask about additional policies that may apply. Raise concerns promptly and persistently. Everyone must speak up if they are aware of or reasonably suspect any unethical or illegal behavior. Consistent with local laws, concerns can be raised with Prudential’s management, human resources contact, compliance and/or legal contact, business ethics contact or Global Business Ethics & Integrity. If the concerns are not appropriately addressed, or if the situation has not improved, they should be raised again through another available channel. Complete required training modules. Take any required training modules on a timely basis to increase awareness and reinforce policies and standards. Escalate the risks and returns associated with all business decisions. The expectation is that decisions are made at the lowest appropriate level based on the materiality and significance of the decision. Ideally, individuals will work and collaborate at the appropriate level in order to reach a decision. When issues arise within businesses, between businesses and corporate functions or within corporate functions, and resolution cannot be achieved, timely escalation of the issue to a more senior business/ functional representative is required. Behavior inconsistent with the company’s Code of Conduct, policies, laws, and/or regulations may lead to disciplinary action, up to and including termination, unless otherwise prohibited by applicable law. What Managers of People Do Create and develop a work environment where everyone understands their responsibilities and feels comfortable raising concerns. Be certain that ethical behavior is understood and encouraged. Demonstrate a strong moral compass. Actions speak louder than words. Demonstrate the behaviors that should be emulated in the organization. Always lead by example. Understand compliance and legal requirements. Understand the letter and spirit of the laws and regulations that apply to Prudential’s products and services, as well as those that apply to Prudential as a company. Hold reports accountable for completing required training on a timely basis. Act in the best interest of Prudential. Promote and protect Prudential’s brand, name and reputation. Make business decisions based on high ethical standards and raise ethical concerns immediately. Establish and maintain controls and procedures within your unit. Keep controls and procedures current, effective and consistent with internal policies. The direction provided is very powerful. Reward the right behavior. Acknowledge and consider ethical behavior when making employment-related decisions, including hiring, promotions, compensation and disciplinary actions. Nurture a “speak-up” culture. Foster a culture where everyone is comfortable raising concerns by encouraging open communication, building trust, resolving issues promptly and upholding Prudential’s policy against retaliation. 4 | Making the Right Choices Prudential’s Code of Conduct

Ethical Filters for Decision Making Policies Is it consistent with internal policies, procedures and guidelines? Legal Is it legal? (If there is any doubt, please contact Prudential management or the Prudential legal contact to find out.) If the answer to any of these questions may be NO, the actions taken may have serious consequences for the company. Do not proceed without discussing it with the appropriate Prudential contact. Management, the Prudential human resources contact, compliance and/or legal contact, business ethics contact and Global Business Ethics & Integrity are available to provide guidance and help in making sound ethical decisions. Universal Does this decision/action conform to Prudential’s values? Does it benefit stakeholders? Would it be okay if everyone did it? Self Does it satisfy personal definitions of right, good and fair? Will I be proud of this decision or action? Making the Right Choices Prudential’s Code of Conduct | 5

“The greatest threat to a company’s reputation is creating a culture where wrongdoing is allowed to flourish due to an environment of fear.” Royanne Doi Corporate Chief Ethics Officer How to Raise an Ethical Concern Promoting an ethical culture is the responsibility of all employees and sales associates. Employees and sales associates who are aware of or reasonably suspect any unethical or illegal behavior or practices, violations of laws, regulations or policies are obligated to report this information promptly within Prudential, consistent with the local laws of the country in which they work. Employees and sales associates can report an issue or seek advice on a matter by using any of the following Prudential resources applicable to them: • Supervisors • Management • Human resources contact • Compliance and/or legal contact • Business ethics contact • Global Business Ethics & Integrity (See contact information on page 21.) Certainty that the Code of Conduct or that a law or regulation has been violated is not required before seeking assistance. All of these resources seriously consider all concerns that are raised and are provided to offer guidance, and to address the issues brought to their attention. Financial Reporting Concerns The Audit Committee of Prudential’s Board of Directors has established Global Business Ethics & Integrity as the central facility for the receipt, retention and treatment of any complaints received from internal or external sources regarding accounting, internal accounting controls or auditing matters, including confidential, anonymous (where legally permitted) submissions by employees and sales associates of concerns regarding questionable accounting or auditing matters. Anyone may submit concerns regarding accounting, internal accounting controls or auditing matters to Global Business Ethics & Integrity in a number of ways. Please visit www.tnwinc.com/Prudential for more information. In addition, concerns may be submitted directly to the Audit Committee at the following address: P.O. Box 949 Newark, New Jersey 07101-0949 USA Employees and sales associates may also report concerns, as applicable, to their local Prudential resource such as the business ethics contact or management, who must forward the information to Global Business Ethics & Integrity. Prudential’s policy requires that appropriate controls are in place to protect the integrity and reliability of financial reporting information. Prudential’s Policy Against Retaliation If you have knowledge of or concern about an ethical, legal or regulatory violation, you can raise your concerns without fear. Prudential strictly prohibits retaliatory, threatening or harassing acts against any employee for making a report in good faith of reasonably suspected unethical or illegal behaviors or practices. This protection also applies to anyone giving information related to an investigation. 6 | Making the Right Choices Prudential’s Code of Conduct

PRUDENTIAL PRINCIPLES AND CORPORATE POLICY ESSENTIALS Prudential has a series of formal policies designed to guide employees and sales associates in the conduct of Prudential business. Selected policies are referenced within Making the Right Choices. Other policies or terms of engagement may also apply if you are associated with Prudential, such as members of the Board of Directors, contractors and vendors. Some policies even apply to the actions of family members, such as those that relate to conflicts of interest. Board members and associates of affiliated companies in which Prudential controls a majority stake are also subject to these policies. In many instances, vendors and contractors that do business with Prudential will also be asked to affirm that they understand and agree to comply with terms of engagement that encompass the principles set forth in these policies. Prudential’s principles of behaviors serve as the foundation for the policies under which we work: • Acting Ethically • Dealing With Customers and External Parties • Complying With Laws and Regulations • Managing Risk • Treating Employees Fairly • Protecting Prudential Proprietary Information and Assets Corporate Policy Essentials Prudential’s Corporate Policy Essentials are expectations that expand upon the Principles and outline the imperatives by which we expect Prudential’s business operations to be conducted and define what it means to be associated with Prudential: • We respect restrictions on sharing proprietary business information in the marketplace. • We do not tolerate bribery or activities that induce corruption. • We do not use business information for personal monetary gain. • We do not try to gain unfair market advantage. • We do not tolerate fraud and will fully investigate all allegations of fraud. • We do not tolerate retaliation against those who report concerns in good faith. • We do not tolerate unlawful harassment or discrimination. • We encourage employees and others associated with Prudential to speak up about inappropriate actions. • We attempt to provide a safe and secure working environment. • We act in the best interest of the company. • We avoid, mitigate or disclose potential, actual and apparent conflicts of interest. • We exercise appropriate controls over processes and assets. • We promote products and services appropriate to meet the needs of individuals and institutions through Prudential’s sales associates. • We provide accurate and relevant information about Prudential’s products and services. • We deal promptly, respectfully and appropriately with customer requests and complaints. • We protect and restrict access to information, as appropriate, about Prudential’s business, employees, sales associates and customers. • We take the steps necessary to know Prudential’s customers and the legitimacy of their financial transactions. • We impose appropriate discipline and sanctions for violations of policies and laws applicable to Prudential’s businesses. Specific businesses and corporate center functions may issue additional policies, standards and procedures that must also be followed when working for or on behalf of that particular business or corporate center function. While Making the Right Choices covers many issues, it is not intended to be all-inclusive or to address every situation. Employees and sales associates are expected to consult other applicable internal policies and materials (e.g., compliance manuals, human resources policies, expense manuals, etc.). These resources may be available electronically or can be obtained, as applicable, from management, human resources contacts, compliance and/or legal contacts, business ethics contacts and Global Business Ethics & Integrity. These resources can provide assistance in understanding the company’s expectations and requirements. Making the Right Choices Prudential’s Code of Conduct | 7

Act with integrity and make decisions based on high ethical standards. Acting Ethically What to know: Living up to Prudential’s high ethical standards is more than just doing what the law requires. Those associated with Prudential are expected to demonstrate a strong moral compass and make a personal commitment to do what’s right, every day, in every business situation. Act with courage, integrity and honesty at all times when engaged in Prudential business. Sometimes there is uncertainty about the right course of action. Ask if the action is good for Prudential’s customers and shareholders. Ask, “Would I be comfortable with this action if it came to the attention of my fellow employees or sales associates, friends, family members or the media?” If the answer is “no,” then do not do it. Everyone associated with Prudential is expected to make business decisions based on what is right, not simply what is easy or expedient. Do not allow personal interests (including investments, business dealings or other personal or family activities) to conflict with or appear to conflict with the interests of Prudential, its shareholders or customers. Report suspected unethical or illegal behavior according to applicable laws and processes. Prudential will not tolerate retaliation against anyone who, in good faith, raises such a concern. What to do: • Act in an honest, fair and ethical manner in all business interactions. • Use Prudential’s property for appropriate business purposes only. • Disclose activities, financial interests or relationships that may be or may appear to be a conflict of interest. Obtain prior, written approval, where appropriate. • Prevent improper use and disclosure of proprietary information not available to the general public. • Create an environment where everyone feels they can voice their opinions. • Report suspected unethical or illegal behavior to the appropriate Prudential resources. Right An employee learns that his supervisor has improperly obtained proprietary information about a competitor which results in Prudential gaining an unfair business advantage. The employee reports the matter. 8 | Making the Right Choices Prudential’s Code of Conduct

What to avoid: • Taking adverse action against someone who has raised a concern or questioned a practice. • Making decisions that give the appearance of, or create, a conflict between your interests and those of Prudential or its shareholders or customers. • Buying or selling the securities of any company, including Prudential, either directly or through family members, when acting on material nonpublic information. • Using or appearing to use Prudential resources, information or influence for personal gain. Wrong Buying company stock after obtaining confidential information about a major acquisition. Wrong Refusing to promote a qualified employee because she previously reported a violation of a policy. SCENARIO 1: You are employed by Prudential and are responsible for hiring vendors for various projects throughout the company. You receive a bid from A-Plus, a company owned by your neighbor and friend. What should you do? Answer: You must avoid creating a conflict of interest, or the appearance of one, in business dealings. In this scenario, it must be clear that the company’s interests have to come first. You should disclose to your manager that you have a relationship with the owner of A-Plus. You may potentially recuse yourself from the selection process. A-Plus’s bid should be given the same consideration as other vendors so that the company hires the best service provider. SCENARIO 2: You are employed by Prudential but also serve on an approved volunteer finance committee at a university, and you have scheduled a lunch meeting with the committee chair. Before your lunch, you learn that an important Prudential client company is planning to purchase a large stake in the company for which the committee chair works, and Prudential is involved in the transaction. How should you handle this information at your lunch meeting with the committee chair? Answer: The information you learned is confidential to Prudential and may be considered material nonpublic information. Therefore, you cannot share this information with the committee chair. Providing this information before it is available to the general public would be a violation of Prudential’s policy and could be a violation of law. Related Master Policies: Personal Conflicts of Interest and Outside Business Activities Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading Expense Management Reporting Concerns and Non-Retaliation Making the Right Choices Prudential’s Code of Conduct | 9

Complying With Laws and Regulations Understand and honor the letter and spirit of the laws and regulations that apply to Prudential’s businesses. What to know: Prudential is expected to know, understand and comply with laws and regulations applicable to its businesses, wherever located. You are responsible for knowing and understanding the laws and regulations that apply to your job or business. Prudential expects everyone associated with Prudential to conduct business in compliance with applicable laws and regulations. Consistent with the local laws of a country, there may also be an obligation to report, prevent or stop unethical or illegal behavior when it becomes known. In some cases, our policies specifically outline your responsibilities under certain laws and regulations. For example, internal policies specify strict guidelines about how Prudential’s products can be marketed or sold, and the required licensing, communications and behavior of those who sell the products. Misconduct may be punished, up to and including termination of employment and, in some cases, criminal prosecution. What we expect: • Be truthful and accurate in your business dealings. • Know, understand and comply with the laws and regulations that apply to your job or business. • Safeguard personally identifiable and nonpublic proprietary information; limit access to only those who need it to do their jobs at Prudential. • Let only appropriately licensed and registered individuals market or sell Prudential’s products. • Submit marketing and sales material for review and approval by the compliance team prior to allowing it to be used or distributed. • Obtain pre-approval for any charitable fundraising or other charitable events in connection with Prudential. • Watch for warning signals regarding behaviors, processes or reporting that you observe in your interactions with employees and third parties. Right Reporting a co-worker removing customer files under suspicious circumstances from the building without authorization. 10 | Making the Right Choices Prudential’s Code of Conduct

What to avoid: • Inadequate protection of personal data on your computer, mobile device, tablet, printer, desk, etc. • Unauthorized sharing of personal information or customer information. Wrong Circumventing compliance procedures to offer quicker customer service. Wrong Sending an e-mail using a company computer asking colleagues for charitable contributions. SCENARIO: A customer calls you and asks why he received a letter advising him that his insurance policy was about to lapse. You search the database, but can find no record of his most recent premium payment. The customer has a cancelled check and letter showing that the funds had been cashed by a Prudential employee. It appears that none of the funds were deposited in the customer’s account. What should you do? Answer: You should escalate the matter to management, your human resources contact or your business ethics contact. Consistent with the local laws of your country, you may also bring the matter to the attention of your compliance and/or legal contact, Corporate Investigations, Internal Audit or Global Business Ethics & Integrity. However, you should not take further action unless instructed to do so. If an employee kept the funds rather than depositing them into the customer’s account, he or she would be committing theft. Related Master Policies: Confidentiality of Personal Information Discipline and Sanctions Fraud Prevention Cooperation in and Conduct of Investigations, Examinations and Audits Customer Complaint Management Marketing, Licensing and Sales Practices Reporting Concerns and Non-Retaliation Making the Right Choices Prudential’s Code of Conduct | 11

Foster a fair, professional and collaborative work environment. Treating Employees Fairly What to know: Prudential promotes a productive, harassment-free work environment where the talents of a diverse work force are valued and respected. Prudential’s policy is to provide employment and advancement opportunities to all qualified individuals in accordance with applicable laws. We base employment decisions on job-related and business factors. You are responsible for treating all employees and others associated with Prudential professionally. Prudential will not tolerate unlawful discrimination of any kind in any aspect of the employment relationship, or when conducting Prudential business. This includes recruitment and hiring, compensation, access to training, promotion, discipline, termination of employment, work-related social activities, and other terms and conditions of employment. Prudential also will not tolerate any conduct that creates an intimidating or hostile working environment, or that interferes with work performance. Finally, Prudential will not tolerate retaliation against anyone who complains about behavior that the complainant believes is inconsistent with Prudential policies. Prudential is committed to providing a safe workplace. To help maintain that safety, you are responsible for following the direction of Prudential’s security staff, and for bringing situations that threaten health or safety to their attention immediately. When bringing new employees into the company, Prudential recruits and hires individuals in compliance with applicable laws, with a commitment to fairness to all candidates and to good business results. Prudential hires individuals based on their job-related qualifications, merit and competence. The company has specific protocols for hiring individuals in each local operation and related to each job responsibility. In all situations, the responsibility for maintaining a fair, professional, open and safe workplace free from discrimination and intimidation or harassment belongs to everyone associated with Prudential. What to do: • Treat all employees and anyone associated with Prudential professionally and with dignity. • Hire based on job qualifications without personal biases. • Evaluate performance and make employment-related decisions and actions based solely on job-related criteria. • Create and maintain an open, safe work environment. • Cooperate with the security team by following established security measures and guidelines. • Report behavior that is inconsistent with the company’s commitment to a professional and harassment-free work environment to Prudential’s management, human resources contact, business ethics contact or Global Business Ethics & Integrity as appropriate. • Report suspicious or threatening activities to the appropriate area. • Understand and comply with applicable employment and labor laws. Right A manager makes it clear to her team that they will be evaluated based on their work product, not based on favoritism or personal relationships. 12 | Making the Right Choices Prudential’s Code of Conduct

What to avoid: • Treating people differently based on their unique personal characteristics. • Making employment decisions based on factors other than a person’s job-related qualifications and Prudential’s business needs. Wrong Discussing an employee’s health with others in the business without the employee’s consent. Wrong Making inappropriate comments about a co-worker’s physical appearance. SCENARIO: As the manager responsible for hiring, you’ve been reviewing resumes of candidates for a role involving communications with external parties. You and key members of your team have held interviews with promising candidates and narrowed down the individuals to the top three. The clear choice is a woman. If hired, she would be the first woman to ever hold the position. Should that factor into your decision? Answer: No. Managers must make all hiring decisions based on an applicant’s qualifications without discriminating against any individual, in this case based on the candidate’s gender. Related Policies: The Anti-Discrimination and Anti-Harassment policies applicable to your location Security of Personnel and Work Environment Recruitment and Hiring Reporting Concerns and Non-Retaliation Making the Right Choices Prudential’s Code of Conduct | 13

Dealing With Customers and External Parties Instill and maintain trust in dealings with Prudential’s customers, shareholders and partners. What to know: Prudential’s customers are fundamental to its business and their trust and loyalty are essential and invaluable to the company. To earn that loyalty, we must serve Prudential’s customers the right way. Commit to providing excellent customer service and, when complaints do occur, take them seriously and escalate the issues for quick remediation. Everyone associated with Prudential is responsible for observing the laws, regulations and industry standards applicable to his or her responsibilities. An improper payment or offer of something of value to gain an advantage – whether to a vendor, a government official, an individual, company or a competitor – is never acceptable. Any gifts or entertainment, received or given, should be viewed as an outsider would view the facts. Therefore, whatever your intent, do not take an action if it may be perceived as improper or as giving you or the company an unfair advantage. Apply this approach to doing business the right way every day. For instance, do not participate in, record or keep silent about any financial transactions that might obscure the source of the funds. If something does not “feel right,” discuss your concern with management or another appropriate Prudential contact. Prudential’s customers trust us with the information we need to serve them, be it their business or personal financial needs. Be aware at all times that this information is personal and should be safeguarded. As part of our commitment to our communities and our world, Prudential will not tolerate any instances of human trafficking or other forced labor or slavery. We will also not conduct business with any third parties who engage in it. What to do: • Provide timely and fair resolution to customer concerns and complaints. • Escalate concerns regarding the behaviors of anyone associated with Prudential to the appropriate management level. • Understand and abide by restrictions on using Prudential’s name and logo. • Cooperate in all investigations, examinations and audits from both internal and external sources. • Notify management of any request for proprietary information about Prudential or Prudential’s customers from a third party before supplying it. • Keep accurate records of expenditures relating to third parties and customers. • Know and understand the guidelines governing gifts and entertainment applicable to you. • Safeguard personal information about customers, employees and sales associates. • Maintain well-documented information regarding business interactions and correspondence with Prudential’s customers and suppliers. • Obtain necessary approvals prior to dealing with any public officials on Prudential’s behalf. • Know your customers and the ways to detect potentially improper financial activity. • Compete fairly in the marketplace. Right An employee escalates a customer complaint and follows through until the matter is resolved. 14 | Making the Right Choices Prudential’s Code of Conduct

What to avoid: • Making any payments, gifts or entertainment to a government official. • Making political contributions on behalf of Prudential. • Making personal political contributions that may create the appearance of or an actual conflict of interest. • Inappropriately sharing information to gain a marketplace advantage. • Discussions with employees of competitors that could lead to inferences about costs, prices or market practices. SCENARIO 1: You are responsible for purchasing certain services needed for successful completion of a critical project. A sales representative from a current vendor makes a contribution in your name to a local charity and advises you of this while expressing his interest in a contract renewal. What do you do? Answer: You must avoid creating a conflict of interest, or the appearance of one, in your business dealings. In this example, whether you award the contract to the vendor or not, the fact that a contribution was made in your name creates the appearance of a conflict of interest. You should report the contribution to your manager and advise your manager of the vendor’s behavior, so he or she can determine whether you should recuse yourself from the vendor selection process. • A third party using Prudential’s name or logo SCENARIO 2: You are responsible for approving applications for the without approval or in an unauthorized manner. purchase of life insurance. In reviewing an application, you notice • Entrusting confidential or personal data to a service provider without proper controls. • An actual or apparent conflict of interest that could influence a business decision. Wrong Making a contribution to a local politician using the company’s address. that the applicant’s signature does not match other signatures that you have for that individual. You are concerned that the insurance agent may have signed the application rather than the applicant. What should you do? Answer: Immediately contact Prudential’s local control/compliance contact, who will work with you, Compliance, and Corporate Investigations to determine next steps. For certain documents, when it is suspected that a signature may be fraudulent, the document must be turned over to Corporate Investigations or Prudential’s local fraud contact, as appropriate. Related Master Policies: Cash Policy Dealing with External Auditors Confidentiality of Personal Information Human Trafficking Gifts and Entertainment Anti-Money Laundering and Sanctions Compliance Anti-Bribery/Anti-Corruption Cooperation in and Conduct of Investigations, Examinations, and Audits Corporate Sponsorships, Promotions, Endorsements and Corporate Contributions Customer Complaint Management Antitrust and Unfair Competition Political Activities and Lobbying (U.S. only) Vendor Agreements and Governance Reporting Concerns and Non-Retaliation Fraud Prevention Digital Communications and Internet Use Making the Right Choices Prudential’s Code of Conduct | 15

Understand that managing risk is Prudential’s business and the responsibility of everyone associated with Prudential. Managing Risk What to know: Prudential is in the business of managing risks. Everyone associated with Prudential is expected to understand, identify and mitigate risks arising out of the services they perform by lessening the number and magnitude of any unexpected occurrences, and understand what they are doing, what options they have and the impact of their actions on the company. If something is not clear, or if the potential risk exceeds your authority, bring the matter to the attention of Prudential management. Not knowing is not an excuse for a bad decision or inappropriate action. Risks must be understood, managed, measured and communicated effectively. What to do: • Understand and identify the risks you take in relation to the services you provide to Prudential. • Analyze the different possible decisions you have and the potential outcomes for each. • Ask for information when there is something you do not understand. • Learn from mistakes; for instance, perform reviews after major projects. • Speak up if you think something is not right. • Treat records and all proprietary information with the correct level of security and retention. • Escalate any disagreements or uncertainties appropriately and in a timely manner. Wrong Giving your password to someone else so that he or she can gain access to a critical document while traveling. 16 | Making the Right Choices Prudential’s Code of Conduct

What to avoid: • Performing tasks you do not understand. • Sacrificing controls for speed. • Situations where you do not have the information you need to make intelligent decisions; speak up if you do not. • Situations where you have access to more systems than you need to do your job. • Sharing your password with anyone, ever. • Relying on old/outdated assumptions; they need to be reviewed and refreshed frequently. Right Reporting immediately to Global Security an individual acting strangely near the company garage. SCENARIO 1: You are employed in a group that relies heavily on a system that was installed several years ago. Over the last 12 months, you have become increasingly concerned about risk of loss to the company because of periodic system performance issues. What should you do? Answer: Assess the risk and communicate it effectively to your management. Make the operations team closest to the system aware of the risk of system performance issues. Establish and continually review processes to mitigate the potential risks on a timely basis. SCENARIO 2: You are employed as a supervisor of a disbursement area. Your area’s standard is that all transactions are 100 percent second-checked before they are processed. You also have a timing standard that all transactions are to be processed within ten days of receipt. Conformance to that standard is a key aspect of management’s evaluation of you. However, you are currently in jeopardy of falling behind the ten-day standard because of unusual levels of business activity. You are considering temporarily waiving the 100 percent second-checking process until you can get caught up. Is this appropriate? Answer: Speak with your manager about your time constraints. Determine what legal and regulatory requirements relate to your second-checking process. Do not sacrifice controls for speed without appropriately escalating the decision. SCENARIO 3: You are a life insurance sales agent. In reviewing the documents that an applicant has submitted to the company for his life insurance application, you notice that important information is missing. What should you do? Answer: You should tell the applicant that the application is not in good order and cannot be accepted for processing unless the missing information is provided. Related Master Policies: Segregation of Duties Enterprise Risk Management Software Use Security of Personnel and Work Environment Business Continuation Planning Reporting Concerns and Non-Retaliation Making the Right Choices Prudential’s Code of Conduct | 17

Protecting Prudential Proprietary Information and Assets Understand that protecting proprietary information and assets is critical in meeting Prudential’s obligation to its customers, shareholders and Prudential. What to know: Information about our customers and our company is another of Prudential’s most valuable assets. Information can include a customer name or account number, forecasts about Prudential’s performance, information about a potential acquisition or investment, or other sensitive or confidential information. You are personally responsible for securing this type of information appropriately, sharing it only on a need-to-know basis and using it as intended. Be careful about sharing proprietary business information in writing, through e-mail, on the intranet or internet, or in conversation or presentations. Be mindful of ethical standards, laws, preferred business practices and professionalism when you engage in business-related communications, regardless of the medium. Protect Prudential’s brand and logos. Prudential’s iconic Rock symbol is a powerful asset that represents the relevance, expertise and strength of Prudential’s brand. Prudential’s symbols, logos and other intellectual property are important assets and must only be used for permissible purposes. You are responsible for protecting Prudential’s internal information systems, e-mails, intranet and internet in the approved manner. Do not expect that any communications using any Prudential system are private. Related Master Policies: Confidentiality of Personal Information Internal Communications Security for Business Information Corporate Trademarks and Service Marks Intellectual Property: Prudential and Third-Party Ownership, Protection and Use External Speeches, Presentations and Surveys Records Management Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading Digital Communications and Internet Use Reporting Concerns and Non-Retaliation Fraud Prevention What to do: • Protect and preserve Prudential’s reputation and the integrity of its proprietary information. • Use Prudential’s information for appropriate business purposes only. • Act in a manner consistent with Prudential’s commitment to full, fair, accurate, timely and understandable public business disclosures and communications. • Prevent improper use and disclosure of Prudential proprietary information. • Protect and secure Prudential’s information/ data (e.g., customer, employee, business partner, product and financial) in all forms against unauthorized use, access, duplication, disclosure, modifications or destruction. • Maintain appropriate controls to safeguard Prudential’s proprietary information and intellectual property in all forms. • Communicate in an ethical and responsible manner. • Communicate in a manner that complies with legal, regulatory and security requirements. Right Securing your computer when taking a break. 18 | Making the Right Choices Prudential’s Code of Conduct

What to avoid: • Discussing or sharing Prudential’s nonpublic information, including company performance, financial health or any personnel changes. • Communicating or appearing to communicate on behalf of Prudential when responding to media inquiries, regardless of the format, unless authorized to do so by the company. • Endorsing non-Prudential individuals, products, services or vendors on behalf of Prudential. • Putting Prudential data on a public or unsecured computer or mobile device. • Disclosing or sharing proprietary information. • Destroying any type of Prudential records, documents or communications except in connection with applicable records management policies. • Modifying or altering Prudential documents or records. • Using Prudential systems for non-business purposes. Occasional personal use of Prudential systems is permitted provided that it does not interfere with Prudential’s business and is not otherwise prohibited by internal policies and standards. • Disclosing proprietary information or systems to third parties/vendors without proper controls. • Posting information or links on the Prudential internet or intranet pages, except as approved for business purposes. • Impermissibly using Prudential’s logo or tagline. Wrong Destroying company records to cover up an error. Wrong Using a Prudential computer to store files for a family business. SCENARIO 1: You are a member of a large team working to develop a new business product. The product is expected to revitalize a market segment. The press is already aware of the product launch. You’ve just been told the part of the project your team is working on has been put on hold. There are rumors the project will be cancelled, which will negatively impact expected revenue for the year. One of your friends who works for another company in a similar field calls and during your conversation, asks how that big project you have been working on is going. How should you respond? Answer: In this case, the status of this project should not be discussed with your friend. You may not have all of the facts regarding the project and gossiping could potentially be very damaging to the company. Remember, proprietary information is a valuable asset and should be protected appropriately. SCENARIO 1A: You don’t have time to speak to your friend when he calls, so you decide to send an e-mail before you leave the office. In the e-mail, you are careful to avoid discussion of the project; however, you do vaguely reference your concerns. Was this appropriate? Answer: No, transmitting e-mails to third parties containing gossip or casual statements may be misunderstood. Anything you put in writing can become public information. Your friend may decide to post it on a blog or other media. You must follow your local policies and procedures with regard to communications on Prudential’s information systems. SCENARIO 2: You are attending a continuing education business class two nights a week. Your professor thinks it is important for students to use real-world examples in class. You have heard that the company might be buying a large company in the insurance division. If you do not tell anyone the name of the company being considered for purchase, can you share this information with your classmates? Answer: No, you may not share this information. This information is strategically sensitive. Premature disclosure of sensitive company information could cause the company harm. You must be careful not to discuss confidential or material nonpublic information, such as a potential acquisition, in public places. It is also important not to reveal confidential information to anyone who does not have a need to know. This includes co-workers, sales associates, business partners, consultants, vendors and personal acquaintances. Making the Right Choices Prudential’s Code of Conduct | 19

OUR EXPECTATIONS Prudential expects anyone associated with Prudential to be honest, forthright and to use good judgment. The company also expects those associated with Prudential to deal fairly with customers, suppliers, competitors, fellow employees and sales associates. Anyone associated with Prudential is expected to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Sometimes there may be uncertainty about the right course of action. In these instances, you need to ask yourself, “Would I be comfortable with this action if it came to the attention of my co-workers, fellow employees, managers, friends, family members or the media?” If the answer is “no,” then taking this action may not be the right thing to do – either for you or for the company. Remember, you can always discuss your concerns with Prudential’s management, human resources contact, compliance and/ or legal contact, business ethics contact or Global Business Ethics & Integrity. It is imperative that we make business decisions based on what is right, not simply what is expedient. We are the strength of the Rock 20 | Making the Right Choices Prudential’s Code of Conduct

CONTACT INFORMATION How to Raise an Ethical Concern to Prudential’s Business Ethics Office: Global Business Ethics & Integrity Global Business Ethics Website: www.tnwinc.com/Prudential Global Business Ethics Web Reporting Form: www.tnwinc.com/reportline/international Global Business Ethics Help Lines are available 24 hours a day, 7 days a week: Note: In some countries the scope of what is permitted to be reported on the Help Line may vary. Country Toll-Free Number Argentina 0800-444-3653 Brazil 0800-891-2823 Canada 800-752-7024 China North 10-800-711-0917 South 10-800-110-0843 Germany 0800-182-2978 Hong Kong 800-930264 India 000-117-888-847-5288 Ireland 1-800-946-552 Italy 800-902-527 Japan KDD 00531-11-3339 Japan Cable & Wireless IDC 0066-33-830194 In Japan, these Help Line telephone numbers may not be reached by some telephone carriers, mobile phones and internet telephony. Korea 00798-11-002-3653 Malaysia 1-800-885-523 Mexico 01-800-436-0062 Poland 0-0-800-111-1815 Singapore 800-1101-707 Taiwan 00801-104-229 United Kingdom 0808-234-2695 United States 800-752-7024 Global Business Ethics Mailing Address: Prudential Financial, Global Business Ethics & Integrity 751 Broad Street, Newark, New Jersey 07102, USA Making the Right Choices Prudential’s Code of Conduct | 21

 Global Business Ethics & Integrity 751 Broad Street, Newark, New Jersey 07102, USA (800) 752-7024 Rev. March 2016